EXHIBIT 16.1

[Grant Thornton LLP Letterhead]

October 15, 2002

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Re:          rStar

                File No. 000-27029

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of rStar Corporation dated October 8, 2000, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP
Grant Thornton LLP